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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92906) pertaining to the Second Amended and Restated Stock Option Plan of Standard Management Corporation, the Registration Statement (Form S-8 No. 333-41119) pertaining to the Amended and Restated Stock Option Plan of Standard Management Corporation, the Registration Statement (Form S-8 No. 333-41117) pertaining to the Standard Management Corporation Savings Plan, and the Registration Statement (Form S-8 No. 333-101359) pertaining to the 2002 Stock Incentive Plan of Standard Management Corporation of our report dated February 14, 2002, with respect to the consolidated balance sheets of Standard Management International S. A. and subsidiaries, as at September 30, 2001 and 2000 and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the two-year period ended September 30, 2001 included in the Annual Report on Form 10-K of Standard Management Corporation.

                                                   /s/ KPMG Audit

Luxembourg
March 24, 2004